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CONTACT: Richard Mahoney
         Westin Realty Corp.
         2001 Sixth Avenue
         Seattle, WA   98121
         (800)323-5888

WESTIN HOTELS LIMITED PARTNERSHIP COMPLETES DEBT RESTRUCTURING

SEATTLE, WA -- June 2, 1997 -- Westin Realty Corp., General Partner for the Westin Hotels Limited Partnership, and The Teacher Retirement System of Texas have agreed to restructure $122 million of mortgage loans on the Partnership's hotels, The Westin Michigan Avenue, Chicago and The Westin St. Francis in San Francisco.

         This agreement provides for a rescheduling of principal and interest payments, eases the repayment terms and modifies the prepayment privileges.

         "Westin Realty Corp. and The Teacher Retirement System of Texas have completed a viable loan restructuring that will benefit both lender and owner. This agreement will have a positive impact on the partnership's liquidity," said Richard Mahoney, Vice President, Chief Financial Officer and Treasurer of Westin Realty Corp.

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